UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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TRACON Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 10, 2020

This year’s Annual Meeting of Stockholders of TRACON Pharmaceuticals, Inc. (the “Company” or “TRACON”) will be held on June 10, 2020, at 8:00 AM Pacific time at the Company’s corporate headquarters located at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122 for the following purposes, each as more fully described in the accompanying Proxy Statement:

1.	To elect two “Class II” directors named in the Company’s Proxy Statement to hold office until the Company’s 2023 Annual Meeting of Stockholders and until a successor is elected and qualified;

2.    To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

3. To approve an amendment to the Company’s certificate of incorporation to increase its authorized shares of common stock from 20,000,000 to 70,000,000; and

4.    To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

These items of business are more fully described in the Company’s Proxy Statement related to the Annual Meeting.

Only stockholders of record at the close of business on                   will be entitled to notice of, and to vote at, the Company’s Annual Meeting and at any adjournments or postponements thereof. Such stockholders are cordially invited to attend the Company’s Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on June 10, 2020 at 8:00 a.m. Pacific time at the Company’s corporate headquarters located at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122.

The proxy statement and annual report to stockholders are available at https://materials.proxyvote.com/89237H.

We are closely monitoring developments related to the COVID-19 pandemic.  It could become necessary to change the date, time, location and/or means of holding the Annual Meeting (including by means of remote communication).  If such a change is made, we will announce the change in advance, and details on how to participate will be issued by press release, posted on our website and filed as additional proxy materials.

BY ORDER OF THE BOARD OF DIRECTORS

Dr. Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer

San Diego, California

                 , 2020

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE TRACON PHARMACEUTICALS, INC. ANNUAL MEETING OF STOCKHOLDERS IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE”) YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?”, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS, YOUR PROXY CARD. THIS WILL HELP ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

TRACON Pharmaceuticals, Inc.

4350 La Jolla Village Drive

Suite 800

San Diego, CA 92122

(858) 550-0780

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2020

Your proxy is being solicited by the Board of Directors (the “Board”) of TRACON Pharmaceuticals, Inc. (the “Company”, “TRACON”, “we”, “our” or “us”) and this Proxy Statement contains information related to the Company’s Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 8:00 AM local time at the Company’s corporate headquarters located at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122, or any adjournments or postponements thereof, for the purposes described herein. The Board has made these proxy materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board for use at the Annual Meeting. This Proxy Statement was filed with the U.S. Securities and Exchange Commission (the “SEC”) on                  , which is also the approximate date on which the Notice of Annual Meeting and any printed copies of this Proxy Statement and accompanying proxy cards were first sent or made available to stockholders.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	What is the purpose of the Annual Meeting?

You will be voting on each of the following items of business: (i) the election of two “Class II” directors named herein for a term expiring in 2023; (ii) the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; (iii) the approval of an amendment to our certificate of incorporation to increase our authorized shares of common stock from 20,000,000 to 70,000,000; and (iv) any other business that may properly come before the Annual Meeting.

2.	Who is soliciting the proxies?

The Board is soliciting the proxies for the Annual Meeting.

3.	Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we have elected to furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for fiscal year 2019 (the “2019 Annual Report”), to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we have mailed you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice (or a similar notice sent to you by your broker) will instruct you as to how you may access and review all of the proxy materials on the Internet as well as how you may submit your proxy on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. We intend to mail the Notice on or about                  to all stockholders of record entitled to vote at the Annual Meeting.  Please note that, while our proxy materials are available at the website referenced in the Notice, no other information contained on the website is incorporated by reference in or considered to be a part of this document.

4.	Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after                  .

5.	How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting on the Internet; and
•	instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

6.	Who is entitled to vote?

Only holders of record of outstanding shares of the Company’s common stock at the close of business on                      (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were                shares of our common stock outstanding. Each share of common stock is entitled to one vote.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available both (i) at the Annual Meeting and for 10 days prior to the Annual Meeting, Monday through Friday between the hours of 9:00 AM and 4:00 PM local time at our corporate headquarters located at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122. If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer N.A., then you are a “stockholder of record.” As a stockholder of record, you may vote in person at the Annual Meeting (subject to satisfying the admission criteria) or vote by proxy for the matters before our stockholders as described in this Proxy Statement. Whether or not you plan to attend the Annual Meeting, we urge you to vote by Internet or telephone as described in these materials or, if you received a proxy card by mail, to promptly fill out and return the proxy card to ensure your vote is counted.  If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the Annual Meeting, your shares will not be voted.

7.	What does it mean to beneficially own shares in “street name”?

If, on the Record Date, your shares were held in an account at a broker, bank, trust, or other agent (we will refer to those organizations collectively as “broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account and you are invited to attend the Annual Meeting; however, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting for the matters before our stockholders as described in this Proxy Statement unless you request and obtain a valid legal proxy from your broker giving you the right to vote the shares at the meeting.

If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The ratification of the selection of the Company’s independent registered public accounting firm is a matter that is typically considered routine under applicable rules. The election of directors is typically considered a non-routine matter under applicable rules. The New York Stock Exchange (“NYSE”) has advised us that the proposal to amend our certificate of incorporation to increase our authorized shares of common stock is considered to be a routine matter.

8.	How do I vote?

If you are a stockholder with shares registered in your name, you may vote for the matters before our stockholders as described in this Proxy Statement by one of the following methods:

•

Vote via the Internet.  Go to the web address www.proxyvote.com and follow the instructions for Internet voting. You will be asked to provide the company number and control number from the Notice. If you vote via the Internet, you should be aware that there may be incidental costs associated with electronic access, such as your usage charges from your Internet access providers and telephone companies, for which you will be responsible.

•	Vote by Telephone. Dial 1-800-690-6903 and follow the instructions for telephone voting. You will be asked to provide the company number and control number from the Notice.

•

Vote by Proxy Card Mailed to You.  If you do not wish to vote via the Internet or by telephone, you may request printed materials, which will include a proxy card.  After receiving the printed materials, please complete, sign, date and mail the proxy card in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.  If you vote via the Internet or by telephone, please do not mail a proxy card.

•	Vote In Person. Come to the Annual Meeting and we will give you a ballot when you arrive.

The Internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares for the matters before our stockholders as described in this Proxy Statement and confirm that your voting instructions have been properly recorded.

If your shares are held in “street name”, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions provided by your broker to ensure that your vote is counted.  Your broker may vote your shares on the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to the election of directors unless you provide instructions to your broker as to how to vote your shares for the election of directors. The NYSE has advised us that the proposal to amend our certificate of incorporation to increase our authorized shares of common stock is considered to be a routine matter and therefore your broker will be able to vote on this proposal even if it does not receive instructions from you.

Votes submitted via the Internet or by telephone for the matters before our stockholders as described in this Proxy Statement must be received by 11:59 PM Eastern Time on June 9, 2020.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

9.	What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts.  Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

10.	Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122, or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the Annual Meeting. For shares you beneficially hold in street name, you may change your vote by submitting new voting instructions to your broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

11.	How are the votes counted?

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that a majority of all of our outstanding shares of stock entitled to vote - whether present in person or represented by proxy - constitutes a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, and “broker non-votes” will be counted for purposes of determining the presence or absence of a quorum.

A “broker non-vote” occurs when your broker submits a proxy card for your shares of common stock of the Company held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions (e.g., because it is considered a non-routine matter).

You may either vote “FOR” the nominees to the Board or you may “WITHHOLD” your vote for the nominees.  For the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020 and approval of an amendment to our certificate of incorporation to increase our authorized shares of common stock from 20,000,000 to 70,000,000, you may vote “For” or “Against” or you may abstain from voting.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you submit an executed proxy card and no instructions are indicated, the shares will be voted as recommended by the Board (i.e., “FOR” the Board’s nominees to the Board, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and “FOR” the approval of an amendment to our certificate of incorporation to increase our authorized shares of common stock from 20,000,000 to 70,000,000).

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes and, with respect to the ratification of the selection of Ernst & Young LLP and approval of an amendment to our certificate of incorporation, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

12.	What vote is needed to approve each of the proposals?

Under the Bylaws, at any meeting of stockholders for the election of directors at which a quorum is present, the directors shall be elected by the vote of a plurality of the votes cast. All other matters require the affirmative vote of a majority of the shares present in person or by proxy, unless otherwise required by applicable law, rule or regulation or the Company’s charter documents. The specific vote required for the election of directors and for the approval of each of the other proposals is set forth under each proposal.

13.	Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

14.	How do I attend the Annual Meeting?

The Annual Meeting will be held on June 10, 2020 at 8:00 a.m. Pacific time at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122.  Directions to the Annual Meeting may be found at www.traconpharma.com. The information on our website is not incorporated by reference into this Proxy Statement or our 2019 Annual Report.

Admission to the Annual Meeting is limited to TRACON stockholders and a member of each attending stockholder’s immediate family or their named representatives. For stockholders of record, upon your arrival at the meeting location, you will need to present identification to be admitted to the meeting. If you are a stockholder who is an individual, you will need to present government-issued identification showing your name and photograph (i.e., a driver’s license or passport), or, if you are representing an institutional investor, you will need to present government-issued photo identification and professional evidence showing your representative capacity for such entity. In each case, we will verify such documentation with our Record Date stockholder list. We reserve the right to limit the number of immediate family members or representatives who may attend the meeting. For stockholders holding shares in street name, in addition to providing identification as outlined for record holders above, you will need a valid proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the Record Date. Cameras and electronic recording devices are not permitted at the Annual Meeting.

We are closely monitoring developments related to the COVID-19 pandemic.  It could become necessary to change the date, time, location and/or means of holding the Annual Meeting (including by means of remote communication).  If such a change is made, we will announce the change in advance, and details on how to participate will be issued by press release, posted on our website and filed as additional proxy materials.

15.	How does the Board recommend that I vote?

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE BOARD’S NOMINEES NAMED HEREIN FOR ELECTION TO THE BOARD, “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020, AND “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 to 70,000,000.

16.	Who pays the costs of the proxy solicitation?

The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and other stockholders of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

17.	Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, the Company is not aware of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

18.	Is it possible that the Annual Meeting may be postponed?

The meeting may be adjourned or postponed, if needed, as provided by the Bylaws and pursuant to Delaware law. Unless a new record date is fixed, your proxy will still be valid and may be voted at any adjourned or postponed meeting. You will still be able to change or revoke your proxy until it is voted at the reconvened or rescheduled meeting.

19.	Where can I find the voting results of the Annual Meeting?

We intend to announce the final voting results at the Annual Meeting and publish the final results in a Current Report on Form 8-K within four business days of the Annual Meeting, unless final results are unavailable in which case we will publish the preliminary results in such Current Report on Form 8-K. If final results are not filed with our Current Report on Form 8-K to be filed within four business days of the Annual Meeting, the final results will be published in an amendment to our Current Report on Form 8-K within four business days after the final voting results are known.

20.	How do I make a stockholder proposal or nominate an individual to serve as a director for the annual meeting of stockholders occurring in 2021?

The Bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a director of the Board. The Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a director must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the 120th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., February 10, 2021), nor later than the close of business on the 90th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., March 12, 2021). However, the Bylaws also provide that, in the event that the date of the annual meeting is changed by more than 30 days from the previous year’s annual meeting as specified in the Company’s notice of meeting, this advance notice must be given not earlier than the 120th day, nor later than the close of business on the later of the 90th day, prior to the date of such annual meeting, or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a director of the Board.

A copy of the full text of the provisions of the Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

Under SEC rules, stockholders who wish to submit proposals for inclusion in the proxy statement for the annual meeting of stockholders to be held in 2021 must submit such proposals so as to be received by the Company at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122, on or before                  ; provided, however, that in the event that the Company holds the annual meeting of stockholders to be held in 2021 more than 30 days before or after the one year anniversary date of the Annual Meeting, the Company will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

********************************

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 10, 2020

This Proxy Statement and the Company’s 2019 Annual Report are both available at https://materials.proxyvote.com/89237H.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to future events. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. For a nonexclusive list of major factors which could cause the actual results to differ materially from the predicted results in the forward looking statements, please refer to the “Risk Factors” in Part I, Item 1A of the 2019 Annual Report and in our periodic reports on Form 10-Q and Form 8-K.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, two “Class II” directors (Martin A. Mattingly, Pharm.D. and J. Rainer Twiford, J.D., Ph.D.) are at the end of their previously-approved term. The Nominating and Corporate Governance Committee has unanimously nominated Dr. Mattingly and Dr. Twiford for re-election to the Board as “Class II” directors to fill such seats and to hold office until the Company’s 2023 Annual Meeting of Stockholders and until a successor is elected and qualified.

Dr. Mattingly and Dr. Twiford have indicated that they are willing and able to serve as directors. If the Board’s nominees decline to serve or become unavailable for any reason, or if a vacancy on the Board occurs between annual stockholder meetings, the nominating and corporate governance committee of the Board may seek out potential candidates who meet the criteria for selection as a Board nominee and have the specific qualities or skills being sought, and one or more of such candidates may be appointed as directors as appropriate and in accordance with the Company’s organizational documents.

The nominees for election as “Class II” directors will be elected by a plurality of the votes cast, meaning that the two nominees receiving the most “FOR” votes will be elected. Therefore, broker non-votes will have no effect on the election of directors. Stockholders do not have cumulative voting rights in the election of directors.

CLASS II DIRECTOR NOMINEES

Pursuant to duly authorized action under our Bylaws, the authorized number of members of the Board has been set at seven. With regard to any vacancies, the Nominating and Corporate Governance Committee of the Board may seek out potential candidates who meet the criteria for selection as a Board nominee and have the specific qualities or skills being sought, and one or more of such candidates may be appointed as directors as appropriate and in accordance with the Company’s organizational documents. The following individuals have been nominated for reelection as “Class II” directors at the Annual Meeting:

Martin A. Mattingly, Pharm.D.

Dr. Mattingly has served as a member of our Board since December 2014. Previously, Dr. Mattingly served as the Chief Executive Officer of Trimeris, Inc., a biopharmaceutical company, from November 2007 until January 2012 following its merger with Synageva BioPharma Corp in November 2011. He also served on the board of directors of Trimeris, Inc. from November 2007 until November 2011. He has been a director of OncoGenex Pharmaceuticals, Inc., a biopharmaceutical company, since June 2010 and currently serves on the board of directors of Achieve Life Sciences, Inc. From 2005 to 2007, Dr. Mattingly served as President and Chief Executive Officer of Ambrx, Inc., a biopharmaceutical company. From 2003 to 2005, Dr. Mattingly served as Executive Vice President of CancerVax, Inc., a pharmaceutical company, and as Chief Operating Officer from June 2005 to September 2005. From 1996 to 2003, Dr. Mattingly provided senior leadership in various management positions at Agouron Pharmaceuticals, Inc. and Pfizer, Inc., a pharmaceutical company. From 1983 to 1996, Dr. Mattingly held various positions in oncology marketing and sales management at Eli Lilly and Company, a biopharmaceutical company. Dr. Mattingly received a Doctor of Pharmacy degree from the University of Kentucky.

Our Board believes that Dr. Mattingly’s experience in the biotechnology and pharmaceuticals industries, his educational background and his experience as a public company director provide him with the qualifications and skills to serve on our Board.

J. Rainer Twiford, J.D., Ph.D.

Dr. Twiford has served as a member of our Board since September 2008. Dr. Twiford has been President of Brookline Investments, Inc. (formerly Capital Strategies Advisors, Inc.), an investment advisory company he founded in 1994, since 1999. Dr. Twiford has been a member of the board of directors of Integrated Photonics, Inc., an optical device company, since November 1999. Prior to founding Brookline Partners, Dr. Twiford was a partner of Trammell Crow Company, a real estate development and investment company, from 1987 to 1991. From June 2007 to July 2013, Dr. Twiford was a member of the board of directors of Care Investment Trust Inc. (now Tiptree Financial Inc.), a real estate investment company. He also served as the Chairman of the Compensation, Nominating and Governance Committee of Care Investment Trust Inc. from September 2011 to July 2013. In addition, Dr. Twiford previously served on the board of a children’s behavioral health company. Dr. Twiford received a B.A. and a Ph.D. from the University of Mississippi, an M.A. from the University of Akron and a J.D. from the University of Virginia.

Our Board believes that Dr. Twiford’s extensive experience in finance, his experience as a public company director and his educational background provide him with the qualifications and skills to serve on our Board.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF

MARTIN A. MATTINGLY, PHARM.D. AND J. RAINER TWIFORD, J.D., PH.D.

AS “CLASS II” DIRECTORS.

GOVERNANCE

BOARD OF DIRECTORS

The name, age and certain other information of each member of the Board, as of March 31, 2020, is set forth below.

		Committee Memberships
Name	Age	Audit	Compensation	Nominating & Corporate Governance	Term Expires on Annual Meeting held in the Year	Director Class
William R. LaRue	68	C	X		2021	III
Martin A. Mattingly, Pharm.D.	63		C	X	2020	II
J. Rainer Twiford, J.D., Ph.D.	67		X		2020	II
Paul Walker	45	X		C	2021	III
Stephen T. Worland, Ph.D.	62	X		X	2022	I
Saundra Pelletier	50				2022	I

CONTINUING DIRECTORS

Charles P. Theuer, M.D., Ph.D.

Dr. Theuer has served as our President, Chief Executive Officer and a member of our Board since July 2006. From 2004 to 2006, Dr. Theuer was the Chief Medical Officer and Vice President of Clinical Development at TargeGen, Inc., a biotechnology company. Prior to joining TargeGen, Inc., Dr. Theuer was Director of Clinical Oncology at Pfizer, Inc., a pharmaceutical corporation, from 2003 to 2004. Dr. Theuer has also held senior positions at IDEC Pharmaceuticals Corp. from 2002 to 2003 and at the National Cancer Institute from 1991 to 1993. In addition, he has held academic positions at the University of California, Irvine, where he was Assistant Professor in the Division of Surgical Oncology and Department of Medicine. Dr. Theuer received a B.S. from the Massachusetts Institute of Technology, an M.D. from the University of California, San Francisco, and a Ph.D. from the University of California, Irvine. He completed a general surgery residency program at Harbor-UCLA Medical Center and was board certified in general surgery in 1997. Dr. Theuer currently serves as a director at 4D Molecular Therapeutics, a position he has held since January 2016, and also serves as a director at Oncternal Therapeutics, Inc., a position he has held since 2018.

Our Board believes that Dr. Theuer’s experience in the biotechnology industry, his medical training and his experience with our company provide him with the qualifications and skills to serve on our Board.

William R. LaRue

Mr. LaRue has served as a member of our Board since July 2014. He served as the Chief Financial Officer, Senior Vice President and Treasurer at Cadence Pharmaceuticals, Inc., a biopharmaceutical company, from June 2006 until its acquisition by Mallinckrodt plc in March 2014, and from April 2007 to March 2014, he served as the Assistant Secretary at Cadence. Prior to joining Cadence Pharmaceuticals, Inc., Mr. LaRue was the Senior Vice President and Chief Financial Officer of Micromet, Inc. (formerly CancerVax Corporation), a biotechnology company, from 2001 to 2006. From 2000 to 2001, Mr. LaRue served as the Executive Vice President and Chief Financial Officer of eHelp Corporation, a provider of user assistance software. Previously, he was the Vice President and Treasurer of Safeskin Corporation, a medical device company, from 1997 to 2000 and the Treasurer of GDE Systems, Inc., a high technology electronic systems company from 1993 to 1997. Mr. LaRue currently serves on the board of directors of Conatus Pharmaceuticals, Inc., a position he has held since February 2017. In addition, since December 2017 Mr. LaRue has served on the board of directors of Oncternal Therapeutics, Inc., a cancer therapeutics company that entered into a reverse merger agreement with GTx, Inc. in March 2019, and also serves on the board of directors of Alastin Skincare, Inc., a private innovative skincare company. Mr. LaRue received a B.S. in business administration and an M.B.A. from the University of Southern California.

Our Board believes that Mr. LaRue’s extensive experience in finance, his experience as an executive officer of a public company in our industry and his educational background provide him with the qualifications and skills to serve on our Board.

Paul Walker

Mr. Walker has served on our Board since September 2014. Mr. Walker has been a partner of New Enterprise Associates, an investment firm focused on venture capital and growth equity investments, since April 2008, where Mr. Walker focuses on later-stage biotechnology and life sciences investments. From January 2001 to March 2008, Mr. Walker worked at MPM Capital, a life sciences venture capital firm, where he specialized in public, PIPE and mezzanine-stage life sciences investing as a general partner with the MPM BioEquities Fund. From July 1996 to December 2000, Mr. Walker served as a portfolio manager at Franklin Resources, Inc., a global investment management organization known as Franklin Templeton Investments. Mr. Walker was a member of the board of directors of TESARO, Inc., an oncology-focused biopharmaceutical company, from May 2010 to May 2014, and is a board observer of Sunesis Pharmaceuticals, Inc., and manages a number of NEA’s other late-stage and public investments. In addition, Mr. Walker is a member of the board of directors of Allakos, Inc., a privately held company focused on the development of drugs to treat eosinophil and mast-cell driven diseases. Mr. Walker received a B.S. in biochemistry and cell biology from the University of California at San Diego and holds the Chartered Financial Analyst designation.

Our Board believes that Mr. Walker’s experience in the life sciences and venture capital industries, his educational background and his experience as a public company director provide him with the qualifications and skills to serve on our Board.

Stephen T. Worland, Ph.D.

Dr. Worland has served as a member of our Board since February 2015. Since May 2012, Dr. Worland has served as the President and Chief Executive Officer and a director of eFFECTOR Therapeutics, Inc., a company focused on new treatments for cancer. Dr. Worland was President and Chief Executive Officer and a director of Anadys Pharmaceuticals, Inc., a biopharmaceutical company which discovered and developed treatments for Hepatitis C and cancer, from August 2007 until the company’s acquisition by Roche in November 2011. Dr. Worland joined Anadys in 2001 and served in a number of executive roles prior to being named Chief Executive Officer, including President, Pharmaceuticals, and Chief Scientific Officer. Dr. Worland began his healthcare industry career in 1988 at Agouron Pharmaceuticals, Inc. and remained with the company through its successful commercialization of an HIV protease inhibitor and successive acquisitions by Warner-Lambert and Pfizer. During this period, Dr. Worland held a number of positions, including Vice President, Antiviral Research and Director, Molecular Biology and Biochemistry. Dr. Worland was a National Institutes of Health Postdoctoral Fellow in Molecular Biology at Harvard University from 1985 to 1988. Dr. Worland currently serves on the board of directors of Forge Therapeutics, Inc., a biotechnology company discovering first-in-class antibiotics using a breakthrough drug discovery platform, a position he has held since April 2017.  Dr. Worland received his B.S. with highest honors in Biological Chemistry from the University of Michigan and his Ph.D. in Chemistry from the University of California, Berkeley.

Our Board believes that Dr. Worland’s experience as an executive officer of a public company in the biotechnology and pharmaceuticals industries, his educational background and his experience as a public company director provide him with the qualifications and skills to serve on our Board.

Saundra Pelletier

Ms. Pelletier joined our Board in March 2020. Ms. Pelletier has served as Chief Executive Officer of Evofem Biosciences, Inc. (Nasdaq: EVFM), a clinical-stage biopharmaceutical company focused on women’s sexual and reproductive health, since February 2013. From 2009 to 2016, Ms. Pelletier was the founding Chief Executive Officer of WomanCare Global International, an international non-profit organization focused on empowering, educating and enabling women and girls to make informed choices about their health.  Earlier in her career, Ms. Pelletier served as Corporate Vice President and Global Franchise Leader for G.D. Searle, where she managed a $250 million business unit focused on women’s healthcare. Among her many honors, Ms. Pelletier was named San Diego Business Journal's 2019 Businesswoman of the Year.

Our Board believes that Ms. Pelletier’s experience as an executive officer of a public company in the biotechnology and pharmaceuticals industries provides her with the qualifications and skills to serve on our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

Board Composition — Independence of the Board of Directors

Our business and affairs are organized under the direction of our Board, which currently consists of six members. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to our management. Our Board meets on a regular basis and additionally as required.

Two of our six current directors were originally elected to serve on our Board pursuant to an amended and restated voting agreement, dated September 19, 2014, by and among us and certain of our stockholders. Pursuant to the voting agreement, Mr. LaRue and Mr. Walker were selected to serve on our Board as representatives of our preferred stockholders, as designated by the holders of a majority of our outstanding preferred stock with respect to Mr. LaRue, and by New Enterprise Associates 14, L.P. with respect to Mr. Walker. The amended and restated voting agreement terminated in connection with the closing of our initial public offering, and each director previously elected to our Board pursuant to the amended and restated voting agreement will continue to serve as a director until his successor is duly elected and qualified.  Dr. Theuer was selected to serve on our Board as the director then serving as our Chief Executive Officer.

As required under the pertinent listing standards of the Nasdaq Stock Market (“Nasdaq”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. Our Board consults with the Company’s counsel to ensure that the board of directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.  Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board has determined that all of our directors, with the exception of Dr. Theuer, are independent directors within the meaning of the applicable listing standards of Nasdaq.  In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company.

Our Board is divided into three classes, as follows:

•	Class I, which consists of Ms. Pelletier and Dr. Worland, whose terms will expire at our annual meeting of stockholders to be held in 2022;
•	Class II, which consists of Dr. Mattingly and Dr. Twiford, whose terms will expire at our annual meeting of stockholders to be held in 2020; and
•	Class III, which consists of Mr. LaRue, Dr. Theuer and Mr. Walker, whose terms will expire at our annual meeting of stockholders to be held in 2021.

At each annual meeting of stockholders, the successors to directors whose terms then expire will serve until the third annual meeting following their election and until their successors are duly elected and qualified. The authorized size of our Board is currently seven members and currently consists of six members. The authorized number of directors may be changed only by resolution by a majority of the Board. This classification of the Board may have the effect of delaying or preventing changes in our control or management. Our directors may be removed for cause by the affirmative vote of the holders of at least 662/3% of our voting stock.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Our Board has established three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Below is a description of each standing committee of the Board.

Audit Committee

Our audit committee consists of Mr. LaRue, Mr. Walker and Dr. Worland. Our Board has determined that each of the members of this committee satisfies the Nasdaq independence requirements. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Mr. LaRue serves as the chair of our audit committee. Our Board has determined that Mr. LaRue qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the pertinent listing standards of Nasdaq, as in effect from time to time. In making this determination, our board has considered Mr. LaRue’s formal education and previous and current experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

The functions of this committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•

reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•	reviewing on a periodic basis our investment policy; and

•	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

The audit committee has adopted a written charter that is available to stockholders on the Company’s website at www.traconpharma.com. The information on our website is not incorporated by reference into this Proxy Statement.

Compensation Committee

Our compensation committee consists of Dr. Mattingly, Dr. Twiford, and Mr. LaRue. Dr. Mattingly serves as the chair of our compensation committee. Our Board has determined that each of the members of our compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), and satisfies the Nasdaq independence requirements. The functions of this committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;

•	making recommendations to the full Board regarding the compensation and other terms of employment of our executive officers;

•

reviewing and making recommendations to the full Board regarding performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full Board regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•

establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act and, if applicable, determining our recommendations regarding the frequency of advisory votes on executive compensation;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•

reviewing and making recommendations to the full Board regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•

reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report that the SEC requires in our annual proxy statement; and

•	reviewing and evaluating on an annual basis the performance of the compensation committee and the compensation committee charter.

Compensation Committee Processes and Procedures

Typically, our compensation committee meets multiple times per year and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the compensation committee, in consultation with our Chief Executive Officer. Our compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation. The charter of our compensation committee grants the compensation committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. In particular, the compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Under its charter, our compensation committee may form, and delegate authority to, subcommittees as appropriate. In 2015, the compensation committee approved the formation of a CEO stock option sub-committee of the compensation committee, currently composed of Dr. Theuer, our Chief Executive Officer, to which authority has been delegated to grant, without any further action required by the compensation committee, stock options and restricted stock units, or RSUs, to employees who are not our officers. The purpose of this delegation of authority is to enhance the flexibility of equity award administration and to facilitate the timely grant of equity awards to non-management employees, particularly new employees, within specified limits approved by our compensation committee. In particular, the subcommittee may grant options or RSUs only within pre-approved guidelines. Typically, as part of its oversight function, our compensation committee will review on a regular basis the list of grants made by the subcommittee. During the year ended December 31, 2019, the subcommittee did not exercise its authority to grant equity awards to purchase shares of our common stock to non-officer employees.

Historically, our compensation committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held toward the end of the year or the beginning of the following year. However, the compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, our compensation committee’s process comprises two related elements: the determination of compensation levels (including bonus amounts based upon performance objectives for the prior year) and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to it by the Chief Executive Officer. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and analyses of executive and director compensation paid at other companies.

The compensation committee has adopted a written charter that is available to stockholders on the Company’s website at www.traconpharma.com.  The information on our website is not incorporated by reference into this Proxy Statement.

The specific determinations of the compensation committee with respect to executive compensation for fiscal 2019 are described in greater detail below under the heading “Executive Compensation.”

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has ever been an executive officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Walker, Dr. Mattingly and Dr. Worland. Our Board has determined that each of the members of this committee satisfies the Nasdaq independence requirements. Mr. Walker serves as the chair of our nominating and corporate governance committee. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our Board;

•	determining the minimum qualifications for service on our Board;

•	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;

•	evaluating, nominating and recommending individuals for membership on our Board;

•	evaluating nominations by stockholders of candidates for election to our Board;

•	considering and assessing the independence of members of our Board;

•	developing a set of corporate governance policies and principles and recommending to our Board any changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and evaluating on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

Our nominating and corporate governance committee believes that candidates for director, both individually and collectively, can and do provide the integrity, experience, judgment, commitment (including having sufficient time to devote to us and level of participation), skills, diversity and expertise appropriate for us. In assessing the directors, both individually and collectively, the nominating and corporate governance committee may consider the current needs of the Board and of us to maintain a balance of knowledge, experience and capability in various areas. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and us, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Board has adopted a written nominating and corporate governance committee charter that is available to stockholders on the Company’s website at www.traconpharma.com. The information on our website is not incorporated by reference into this Proxy Statement.

Procedures for Stockholders to Recommend Director Nominees

The nominating and corporate governance committee will consider director candidates recommended by stockholders. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to the Board may do so by delivering a written recommendation to the nominating and corporate governance committee at the following address: 4350 La Jolla Village Drive, Suite 800, San Diego, CA, 92122, Attn: Secretary, no later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the one year anniversary of the preceding year’s annual meeting. Submissions must include (1) the name and address of the Company stockholder on whose behalf the submission is made; (2) number of Company shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name of the proposed candidate; (4) description of the proposed candidate’s business experience for at least the previous five years; (5) complete biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director and (7) any other information required by the Company’s Bylaws. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Corporate Governance

During fiscal 2019, our Board met ten times, the audit committee met four times, the compensation committee met three times and the nominating and corporate governance committee met one time. Each member of our board attended 75% or more of the board meetings during the year ended December 31, 2019 that were held during the period for which he or she was a director (if any). Each member of the board who served on the audit, compensation or nominating and corporate committees attended at least 75% of the respective committee meetings during the year ended December 31, 2019 that were held during the period for which he or she was a committee member, with the exception of Dr. Twiford who attended 33% of the compensation committee meetings held during the year ended December 31, 2019.

We do not have a formal policy regarding director attendance at our annual meetings; however, we encourage directors to attend. All of our directors attended the Company’s annual meeting of stockholders held in 2019.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the legal proceedings specified in Item 401(f) of Regulation S-K in the past 10 years.

Code of Business Conduct and Ethics

We maintain a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is available on the Corporate Governance section of our website, www.traconpharma.com. The information on our website is not incorporated by reference into this Proxy Statement. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed pursuant to SEC rules.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following table sets forth certain information regarding our current executive officers and key employees, including their ages as of March 31, 2020:

Name	Age	Position(s)
Executive Officers
Charles P. Theuer, M.D., Ph.D.	56	President, Chief Executive Officer and Director
Mark C. Wiggins, M.B.A.	64	Chief Business Officer
Scott B. Brown, CPA, M.S.	39	Chief Accounting Officer
Key Employees
Bonne Adams, M.B.A.	43	Executive Vice President of Clinical Operations
Suzy Benedict, M.S.	48	Executive Vice President, Regulatory Affairs

The following is a brief biography of each of our current executive officers and key employees:

Executive Officers

Charles P. Theuer, M.D., Ph.D.  Dr. Theuer has served as our President, Chief Executive Officer and a member of our Board since July 2006. From 2004 to 2006, Dr. Theuer was the Chief Medical Officer and Vice President of Clinical Development at TargeGen, Inc., a biotechnology company. Prior to joining TargeGen, Inc., Dr. Theuer was Director of Clinical Oncology at Pfizer, Inc., a pharmaceutical corporation, from 2003 to 2004. Dr. Theuer has also held senior positions at IDEC Pharmaceuticals Corp. from 2002 to 2003 and at the National Cancer Institute from 1991 to 1993. In addition, he has held academic positions at the University of California, Irvine, where he was Assistant Professor in the Division of Surgical Oncology and Department of Medicine. Dr. Theuer received a B.S. from the Massachusetts Institute of Technology, an M.D. from the University of California, San Francisco, and a Ph.D. from the University of California, Irvine. He completed a general surgery residency program at Harbor-UCLA Medical Center and was board certified in general surgery in 1997. Dr. Theuer currently serves as a director at 4D Molecular Therapeutics, a position he has held since January 2016, and also serves as a director at Oncternal Therapeutics, Inc., a position he has held since 2018.

Mark C. Wiggins, M.B.A.  Mr. Wiggins joined us as our Chief Business Officer in May 2018. Prior to joining us, Mr. Wiggins served as Chief Executive Officer at selectION Therapeutics, Inc., from 2017 to 2018, Senior Vice President of Corporate and Business Development at Elcelyx Therapeutics from 2012 to 2015, and Chief Business Officer at Mpex Pharmaceuticals from 2009 to 2011. Prior to this, he served as Executive Vice President of Corporate and Business Development at Biogen Idec, Inc. from 2003 to 2009 and Vice President of Marketing and Business Development at IDEC Pharmaceuticals from 1998 to 2003. Mr. Wiggins also previously served as Head of U.S. Business Development at Schering-Plough (now Merck), in addition to roles at Pfizer and Johnson & Johnson. Mr. Wiggins currently serves on the board of directors of Zogenix and SelectION. He received a B.S. in finance from Syracuse University and an M.B.A. from the University of Arizona.

Scott B. Brown, CPA, M.S.  Mr. Brown joined us as Director, Finance and Controller in August 2015, was promoted to Sr. Director, Finance and Controller in January 2017, was promoted to Vice President, Finance in January 2019, and Chief Accounting Officer in September 2019. Prior to joining us, Mr. Brown was Associate Director, Finance at Ardea Biosciences (acquired by AstraZeneca) where he led finance and accounting for Ardea Biosciences as a subsidiary of AstraZeneca from 2013 to 2015. Before that, from 2011 to 2013 Mr. Brown was Finance Manager at SciClone Pharmaceuticals, Inc., and Finance Manager at Exelixis, Inc. from 2009 to 2011. Prior to Exelixis, Mr. Brown held accounting positions of increasing responsibility at AcelRx, Inc., Spinal Elements, Inc., Stewart Title, and as an audit associate for KPMG, LLP. Mr. Brown received a B.S. from the University of California, Santa Barbara, a M.S. in Accountancy from San Diego State University, and is a Certified Public Accountant licensed in the state of California.

Key Employees

Bonne Adams, M.B.A.  Ms. Adams joined us as our Vice President of Clinical Operations in August 2006, was promoted to Senior Vice President of Clinical Operations in July 2014, and to Executive Vice President of Clinical Operations in January 2019. Prior to joining us, Ms. Adams was a Manager of Clinical Operations at Pfizer, Inc., a pharmaceutical corporation, from 2004 to 2006 and at Biogen Idec, Inc., a biotechnology company, from 2002 to 2004. Ms. Adams has managed both early and late-stage oncology studies of small molecules as well as biologics in the areas of lymphoma, lung, colorectal, ovarian, kidney, sarcoma and breast cancers. From 2000 to 2002, she managed non-oncology programs at Quintiles Inc., a service provider for biopharmaceutical and health sciences companies, including studies in the areas of allergy and pulmonary disease. Ms. Adams received a B.A. in Kinesiology and Biology from the University of Colorado and an M.B.A. in Technology Management from The University of Phoenix.

Suzy Benedict, M.S. Ms. Benedict joined us as our Director of Regulatory Affairs in 2007, was promoted to Vice President of Regulatory Affairs in January 2014, was promoted to Senior Vice President of Regulatory Affairs in January 2019, and to Executive Vice President of Regulatory Affairs in January 2020. Ms. Benedict previously held positions in Regulatory Chemistry, Manufacturing and Controls (CMC) at Pfizer, Inc. and Amylin Pharmaceuticals, Inc. At Pfizer, she led the Regulatory CMC activities for the approval of Viracept® Tablets, 625 mg and played a key role in the global approvals for Macugen®. She began her pharmaceutical career at Agouron Pharmaceuticals in Medicinal Chemistry synthesizing VEGF inhibitors. Ms. Benedict has led the Regulatory CMC activities on chemical and pharmaceutical development teams from compound identification through commercialization and has experience with small molecule, peptide, oligonucleotide and protein products spanning a wide range of therapeutic areas and has led the regulatory strategy for all phases of clinical development in oncology. Ms. Benedict received a B.A. from the University of California, Santa Barbara and a M.S. in Chemistry from San Diego State University.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2019, which consist of our principal executive officer and two other executive officers as of December 31, 2019, were:

•	Charles P. Theuer, M.D., Ph.D., our President and Chief Executive Officer,
•	Mark C. Wiggins, M.B.A., our Chief Business Officer, and
•	Scott B. Brown, CPA, M.S., our Chief Accounting Officer.

Summary Compensation Table

				Non-equity
			Option	incentive plan	All other
		Salary	awards	compensation	compensation	Total
Name and principal position	Year	($)	($)(1)	($)(2)	($)	($)
Charles P. Theuer, M.D., Ph.D.	2019	552,921	258,566	262,637	11,200	1,085,324
President and Chief Executive Officer	2018	542,079	341,505	216,832	11,200	1,111,616
Mark C. Wiggins, M.B.A.	2019	354,164	101,178	136,474	11,200	603,016
Chief Business Officer	2018	208,205	545,580	71,556	8,328	833,669
Scott B. Brown, CPA, M.S. (3)	2019	240,000	56,210	193,843	11,200	401,253
Chief Accounting Officer	2018	191,982	30,356	36,710	9,308	268,356

(1) In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 6 to our consolidated financial statements and notes thereto included within Part IV of our 2019 Annual Report. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying the stock options.

(2) Amounts shown represent annual performance-based bonuses earned for the respective fiscal year, including a $100,000 retention bonus paid to Mr. Brown in 2019. For more information, see below under “—Annual Performance-Based Bonus Opportunity.”

(3) Mr. Brown was appointed Chief Accounting Officer on September 18, 2019.

Annual Base Salary

The compensation of our named executive officers is generally determined and approved by our Board, based on the recommendation of the compensation committee of our Board. The table below shows the annual base salaries for our named executive officers in 2019:

Name	2019 Base Salary ($)
Charles P. Theuer, M.D., Ph.D.	$552,921
Mark C. Wiggins, M.B.A.	$354,164
Scott B. Brown, CPA, M.S.	$240,000

Annual Performance-Based Bonus Opportunity

In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. The annual performance-based bonus each named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that our Board establishes each year. At the end of the year, our Board reviews our performance against each corporate goal and determines the extent to which we achieved each of our corporate goals.

For 2019, Dr. Theuer was eligible to receive a target bonus of up to 50% of his base salary, Mr. Wiggins was eligible to receive a target bonus of up to 40% of his base salary, and Mr. Brown was eligible to receive a target bonus of up to 40% of his base salary each pursuant to the terms of their employment agreement that was in effect during 2019, as described below under “—Agreements with our Named Executive Officers.” Our Board will also consider each named executive officer’s individual contributions towards reaching our annual corporate goals. There is no minimum bonus percentage or amount established for the named executive officers and, as a result, the bonus amounts vary from year to year based on corporate and individual performance. In June 2019, our Board approved our corporate goals for 2019, with finance goals assigned a 40% weight, project-based goals assigned a 30% weight and business development goals assigned a 30% weight.

On January 28, 2020, the compensation committee determined that we had achieved 95% of the 2019 corporate goals for purposes of 2019 annual performance-based bonuses.  Based on the determination of 95% corporate goal achievement, Dr. Theuer was awarded a 2019 annual performance-based cash bonus in the amount of $262,637. Additionally, based on the committee’s and Dr. Theuer’s assessment, Mr. Wiggins and Mr. Brown were awarded a 2019 annual performance-based cash bonus in the amount of $136,474 and $93,843, respectively.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our named executive officers. In the fiscal year ending December 31, 2019, stock option awards were the only form of equity awards we granted to our named executive officers. Vesting of the stock option awards is tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant of option awards upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

With the exception of stock option awards granted to Dr. Theuer, described below under “—Potential Payments Upon Termination or Change in Control,” all of our outstanding stock option awards to executives as of December 31, 2019 contain a double trigger acceleration feature. Pursuant to such double trigger acceleration feature, in the event of the holder’s cessation of continuous service without cause, and not due to a death or disability, in connection with or within either 12 or 18 months following consummation of a change in control, the vesting and exercisability of the option will be accelerated in full.

Agreements with Our Named Executive Officers

Below are descriptions of our employment agreements with our named executive officers. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see “—Potential Payments upon Termination or Change in Control” below.

Agreement with Dr. Theuer.  On February 5, 2019, we entered into an Amended and Restated Employment Agreement with Charles P. Theuer, our President and Chief Executive Officer, which amended, restated and superseded in its entirety Dr. Theuer’s employment agreement entered into in February 2017. Pursuant to the amended employment agreement, Dr. Theuer is entitled to an initial annual base salary of $552,921 and is eligible to receive an annual performance bonus of up to 50% of his base salary, as determined by our Board.  Dr. Theuer is additionally entitled to certain severance benefits pursuant to his agreement, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”

Agreement with Mr. Wiggins. On May 29, 2018, we entered into an Employment Agreement with Mark C. Wiggins, our Chief Business Officer, which governs the terms of his employment with us. Pursuant to the agreement, Mr. Wiggins is entitled to an initial base salary of $350,000, is eligible to receive an annual target performance bonus of up to 40% of his base salary, as determined by our Board, and was granted an option to purchase an aggregate of 280,000 shares of our common stock. Mr. Wiggins is additionally entitled to certain severance benefits pursuant to a severance agreement that we entered into with Mr. Wiggins on May 29, 2018, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”

Agreement with Mr. Brown. On January 28, 2020, we entered into an Employment Agreement with Scott B. Brown, our Chief Accounting Officer, which governs the terms of his employment with us. Pursuant to the agreement, Mr. Brown is entitled to an initial base salary of $254,400 and is eligible to receive an annual target performance bonus of up to 40% of his base salary, as determined by our Board. Mr. Brown is additionally entitled to certain severance benefits pursuant to a severance agreement that we entered into with Mr. Brown on December 4, 2019, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”

Potential Payments Upon Termination or Change of Control

Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including salary and unused vacation pay. In addition, each of our named executive officers is eligible to receive certain benefits pursuant to his agreement with us described above under “—Agreements with our Named Executive Officers.”

Dr. Theuer.  If Dr. Theuer’s employment is terminated without cause or he resigns for good reason, in each case, other than in connection with a change in control, he would be entitled to receive severance payments equal to continued payment of his base salary for 12 months, employee benefit coverage for up to 12 months and 100% automatic vesting of any unvested time-based stock option awards.  If Dr. Theuer’s employment is terminated without cause or he resigns for good reason within 12 months following a change in control, he would be entitled to receive severance payments equal to continued payment of his base salary for 18 months, 150% of his annual performance bonus, employee benefit coverage for up to 18 months and 100% automatic vesting of any unvested time-based stock option awards.  In addition, if Dr. Theuer’s employment is terminated as a result of his death, his estate would be entitled to a one-time lump-sum payment equal to his base salary for 12 months and his stock option awards would vest on an accelerated basis as if his termination occurred six months later.  If Dr. Theuer’s employment is terminated as a result of disability, his stock option awards would vest on an accelerated basis as if his termination occurred six months later.  If Dr. Theuer’s employment is terminated for cause or if he resigns without good reason, he would be entitled to his base salary owed to him, any expense reimbursement owed to him, and any other benefits accrued, in each case, as of the date of his termination.

Mr. Wiggins. On May 29, 2018, we entered into a severance agreement with Mr. Wiggins. Pursuant to the severance agreement, Mr. Wiggins is entitled to certain severance benefits and other payments upon the occurrence of certain events.  If Mr. Wiggins’ employment is terminated without cause or he resigns for good reason, in each case, other than in connection with a change in control, he would be entitled to receive severance payments equal to continued payment of his base salary for nine months, employee benefit coverage for up to nine months and accelerated vesting on any unvested time-based stock option awards as if Mr. Wiggins had completed an additional nine months of employment following the termination date.  If Mr. Wiggins’ employment is terminated without cause or he resigns for good reason within 12 months following a change in control, he would be entitled to receive severance payments equal to continued payment of his base salary for 12 months, 100% of his annual performance bonus, employee benefit coverage for up to 12 months and 100% automatic vesting of any unvested time-based stock option awards.

Mr. Brown. On December 4, 2019, we entered into a severance agreement with Mr. Brown. Pursuant to the severance agreement, Mr. Brown is entitled to certain severance benefits and other payments upon the occurrence of certain events.  If Mr. Browns’ employment is terminated without cause or he resigns for good reason, in each case, other than in connection with a change in control, he would be entitled to receive severance payments equal to continued payment of his base salary for nine months, employee benefit coverage for up to nine months and accelerated vesting on any unvested time-based stock option awards as if Mr. Brown had completed an additional nine months of employment following the termination date.  If Mr. Browns’ employment is terminated without cause or he resigns for good reason within 12 months following a change in control, he would be entitled to receive severance payments equal to continued payment of his base salary for 12 months, 100% of his annual performance bonus, employee benefit coverage for up to 12 months and 100% automatic vesting of any unvested time-based stock option awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards held by our named executive officers that remain outstanding as of December 31, 2019.

			Option Awards(1)					Stock Awards
	Grant date	Vesting commencement date	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Option exercise price per share ($)(2)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Charles P. Theuer, M.D., Ph.D.	9/20/2011	3/31/2011	17,733		—	$7.01	9/19/2021
	3/14/2013	7/13/2012	2,583		—	$13.35	3/13/2023
	5/23/2013	5/15/2013	6,801		—	$13.35	5/22/2023
	10/3/2014	10/3/2014	8,257		—	$70.43	10/2/2024
	10/3/2014	10/3/2014	5,137	(3)	—	$70.43	10/2/2024
	3/26/2015	3/26/2015	14,721		—	$143.40	3/25/2025
	1/21/2016	1/21/2016						2,272	$5,316
	1/20/2017	1/20/2017	13,852		5,147	$51.50	1/19/2027
	2/21/2018	2/21/2018	10,307		12,192	$21.50	2/20/2028
	1/29/2019	1/29/2019	—		45,999	$7.90	1/28/2029
Mark Wiggins, M.B.A.	5/29/2018	5/29/2018	11,083		16,917	$27.50	5/28/2028
	1/29/2019	1/29/2019	—		18,000	$7.90	1/28/2029
Scott B. Brown, CPA, M.S.	8/31/2015	8/31/2015	2,352		—	$104.90	8/20/2025
	1/21/2016	1/21/2016						43	$101
	1/20/2017	1/20/2017	968		364	$51.50	1/19/2027
	2/21/2018	2/21/2018	916		1,084	$21.50	2/20/2028
	1/29/2019	1/29/2019	—		10,000	$7.90	1/28/2029

(1)

Except as specifically noted, all of the option awards have a four-year vesting schedule. Dr. Theuer’s options granted prior to October 3, 2014 vest in equal monthly tranches over the four-year vesting period. The options are also eligible for accelerated vesting on a qualifying termination as described above under “—Potential Payments Upon Termination or Change of Control.”

(2)

All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board prior to our initial public offering in February 2015. Following our initial public offering in February 2015, we use the closing stock price on the date of grant for the fair value of our common stock.

(3)	Option award includes an additional vesting condition that our initial public offering be completed prior to March 31, 2015, and such offering was completed in February 2015.

Option Exercises

None.

Option Repricings

We did not engage in any repricings or other modifications or cancellations to any of our named executive officers’ outstanding equity awards during the year ended December 31, 2019.

Health, Welfare and Retirement Benefits

All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, and life and disability insurance plans, in each case on the same basis as all of our other employees. We provide a 401(k) plan to our employees, including our named executive officers, as discussed in the section below entitled “—401(k) Plan.”

401(k) Plan

We maintain a defined contribution employee retirement plan (“401(k) plan”), for our employees. Our named executive officers are also eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code, and is also intended to qualify as a safe harbor plan. During 2019, we made matching contributions of 100% of the amount of each participant’s contributions, up to 4% of each participant’s compensation. The 401(k) plan currently does not offer the ability to invest in our securities.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Board may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Bonus Plan

On January 28, 2020, the compensation committee of our Board adopted a revised written bonus plan, which sets forth the terms of the annual incentive bonus opportunity for eligible employees of our company. Under the bonus plan, our executive officers are eligible to receive bonus awards that are determined based on the achievement of our corporate goals for the applicable plan year. Bonuses, if any, under the bonus plan will be payable in cash or equity, or a combination of both, after the end of the applicable plan year and no later than December 31 of the following year.

Equity Benefit Plans

2015 Equity Incentive Plan

Our Board adopted the 2015 Equity Incentive Plan, or the 2015 Plan, in January 2015 and our stockholders approved the 2015 Plan in January 2015, which became effective on January 29, 2015, and since that date, no further grants have been made under the 2011 plan.

Stock Awards.  The 2015 Plan provides for the grant of incentive stock options, or ISOs, nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation, or collectively, stock awards, all of which may be granted to employees, including officers, non-employee directors and consultants of us and our affiliates. Additionally, the 2015 Plan provides for the grant of performance cash awards. ISOs may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants.

Share Reserve.  Initially, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2015 Plan was the sum of (1) 80,103 shares, plus (2) the number of shares (not to exceed 106,258 shares) (a) reserved for issuance under our 2011 plan at the time our 2015 Plan became effective, and (b) any shares subject to outstanding stock options or other stock awards that were granted under our 2011 plan that are forfeited, terminate, expire or are otherwise not issued. Additionally, the number of shares of our common stock reserved for issuance under our 2015 Plan will automatically increase on January 1st of each year, beginning on January 1, 2016 and continuing through and including January 1, 2025, by 4% of the total number of shares of our capital stock outstanding on December 31st of the preceding calendar year, or a lesser number of shares determined by our Board. The maximum number of shares of our common stock that may be issued upon the exercise of ISOs under our 2015 Plan is 361,757 shares.

No person may be granted stock awards covering more than 25,839 shares of our common stock under our 2015 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted in a calendar year a performance stock award covering more than 25,839 shares of our common stock or a performance cash award having a maximum value in excess of $1,000,000.

If a stock award granted under the 2015 Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2015 Plan. In addition, the following types of shares of our common stock under the 2015 Plan may become available for the grant of new stock awards under the 2015 Plan: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under the 2015 Plan may be previously unissued shares or reacquired shares bought by us on the open market.

In December 2015, the 2015 Plan was amended to allow an additional 50,000 shares of common stock to be used exclusively for the grant of awards as a material inducement for individuals to commence employment in compliance with Nasdaq Listing Rule 5635(c)(4).  As of March 31, 2020, 520,576 shares of common stock were subject to outstanding awards under the 2015 Plan and 33,074 shares remained available for grant.

Administration.  Our Board, or a duly authorized committee thereof, has the authority to administer the 2015 Plan. Our Board may also delegate to one or more of our officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards, and (2) determine the number of shares of common stock to be subject to such stock awards. Subject to the terms of the 2015 Plan, our Board or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

The plan administrator has the authority to modify outstanding awards under our 2015 Plan. Subject to the terms of our 2015 Plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options.  ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2015 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2015 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2015 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Tax Limitations on Incentive Stock Options.  The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Awards.  Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) services rendered to us or our affiliates, or (3) any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. A restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested may be forfeited or repurchased by us upon the participant’s cessation of continuous service for any reason.

Restricted Stock Unit Awards.  Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights.  Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2015 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the 2015 Plan, up to a maximum of ten years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards.  The 2015 Plan permits the grant of performance-based stock and cash awards that may qualify as performance-based compensation. Our compensation committee can structure such awards so that stock or cash will be issued or paid pursuant to such award only after the achievement of certain pre-established performance goals during a designated performance period.

The performance goals that may be selected include one or more of the following: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder’s equity; (10) return on assets, investment, or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before or after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment, clinical trial results, new and supplemental indications for existing products, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (29) stockholders’ equity; (30) capital expenditures; (31) debt levels; (32) operating profit or net operating profit; (33) workforce diversity; (34) growth of net income or operating income; (35) billings; (36) bookings; (37) employee retention; (38) initiation of phases of clinical trials and/or studies by specific dates; (39) patient enrollment rates; (40) budget management; (41) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration (“FDA”)) of an applicable filing or a product candidate; (42) regulatory milestones; (43) progress of internal research or clinical programs; (44) progress of partnered programs; (45) partner satisfaction; (46) timely completion of clinical trials; (47) submission of Investigational New Drug applications and New Drug Applications and other regulatory achievements; (48) research progress, including the development of programs; (49) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and (50) other measures of performance selected by our Board.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (1) in the award agreement at the time the award is granted or (2) in such other document setting forth the performance goals at the time the goals are established, we will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (a) to exclude restructuring and/or other nonrecurring charges; (b) to exclude exchange rate effects; (c) to exclude the effects of changes to generally accepted accounting principles; (d) to exclude the effects of any statutory adjustments to corporate tax rates; (e) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (f) to exclude the dilutive effects of acquisitions or joint ventures; (g) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (h) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (i) to exclude the effects of stock-based compensation and the award of bonuses under our bonus plans; (j) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (k) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (l) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (m) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the FDA or any other regulatory body. In addition, we retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the performance goals and to define the manner of calculating the performance criteria we select to use for such performance period. The performance goals may differ from participant to participant and from award to award.

Other Stock Awards.  The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to Capital Structure.  In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2015 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued upon the exercise of ISOs, (4) the class and maximum number of shares subject to stock awards that can be granted in a calendar year (as established under the 2015 Plan) and (5) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions.  In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;
•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;
•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;
•	arrange for the lapse of any reacquisition or repurchase right held by us;
•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board may deem appropriate; or
•

make a payment equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the 2015 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change of Control.  The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. For example, certain of our employees may receive an award agreement that provides for vesting acceleration upon the individual’s termination without cause or resignation for good reason (including a material reduction in the individual’s base salary, duties, responsibilities or authority, or a material relocation of the individual’s principal place of employment with us) in connection with a change of control. Under the 2015 Plan, a change of control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; or (3) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets.

Amendment and Termination.  Our Board has the authority to amend, suspend, or terminate our 2015 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date our Board adopted our 2015 Plan.

2011 Equity Incentive Plan

Our Board initially adopted, and our stockholders approved the 2011 Equity Incentive Plan, or the 2011 plan, in August 2011. The 2011 plan provides for the grant of stock options (ISOs and NSOs), stock appreciation rights, restricted stock awards and RSU awards to our employees, directors, and consultants. No additional awards will be granted under the 2011 plan, and all awards granted under the 2011 plan that are repurchased, forfeited, expired, cancelled or otherwise not issued will become available for grant under the 2015 Plan in accordance with its terms.

Administration.  Our Board, or a duly authorized committee thereof, has the authority to administer the 2011 plan. Awards under the 2011 plan were granted pursuant to award agreements adopted by the plan administrator.

Share Reserve.  The initial number of shares we reserved for issuance pursuant to the 2011 plan was 84,358 shares, which was increased in September 2014 to 107,097 shares in connection with our issuance of shares of our Series B redeemable convertible preferred stock. As of March 31, 2020, 27,621 shares of common stock were issued and outstanding pursuant to options under the plan that had been exercised and 55,299 shares of common stock were subject to outstanding awards. No additional awards will be granted under the 2011 plan, and all awards granted under the 2011 plan that are repurchased, forfeited, expired, are cancelled or otherwise not issued will become available for grant under the 2015 Plan in accordance with its terms.

Corporate Transactions.  In the event of certain specified significant corporate transactions, each outstanding award will be subject to the terms of the applicable transaction agreement. Such transaction agreement may provide, without limitation, for the assumption or substitution of awards, for their continuation, for accelerated vesting or for cancellation with or without consideration, in all cases without the consent of the award holder.

Amendment and Termination.  Our Board has the authority to amend, suspend or terminate our 2011 plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. As of January 29, 2015, no additional awards will be granted under the 2011 plan. However, any outstanding awards already granted under the 2011 plan will remain outstanding, subject to the terms of such plan and the applicable award agreements, until such outstanding awards are exercised or until they terminate or expire by their terms.

2015 Employee Stock Purchase Plan

Our Board adopted the 2015 Employee Stock Purchase Plan, or the ESPP, in January 2015 and our stockholders approved the ESPP in January 2015. The ESPP became effective on January 29, 2015. The purpose of the ESPP is to retain the services of new employees and secure the services of new and existing employees while providing incentives for such individuals to exert maximum efforts toward our success and that of our affiliates.

Share Reserve.  The ESPP initially authorized the issuance of 18,346 shares of our common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance will automatically increase on January 1st of each calendar year, from January 1, 2016 through January 1, 2025 by the least of (1) 1% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, (2) 36,692 shares, or (3) a number determined by our Board that is less than (1) and (2). The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. As of March 31, 2020, 20,715 shares of our common stock had been purchased under the ESPP and 110,164 shares remained available for issuance.

Administration.  Our Board has delegated its authority to administer the ESPP to our compensation committee. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering may be terminated under certain circumstances.

Payroll Deductions.  Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock under the ESPP. Unless otherwise determined by our Board, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (1) 85% of the fair market value of a share of our common stock on the first date of an offering or (2) 85% of the fair market value of a share of our common stock on the date of purchase.

Limitations.  Employees may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by our Board: (1) customarily employed for more than 20 hours per week, (2) customarily employed for more than five months per calendar year or (3) continuous employment with us or one of our affiliates for a period of time (not to exceed two years). No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value pursuant to Section 424(d) of the Code.

Changes to Capital Structure.  In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction, the Board will make appropriate adjustments to (1) the number of shares reserved under the ESPP, (2) the maximum number of shares by which the share reserve may increase automatically each year and (3) the number of shares and purchase price of all outstanding purchase rights.

Corporate Transactions.  In the event of certain significant corporate transactions, including the consummation of: (1) a sale of all our assets, (2) the sale or disposition of 90% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction and (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction, any then- outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within ten business days prior to such corporate transaction, and such purchase rights will terminate immediately.

Amendment and Termination.  Our Board has the authority to amend or terminate our ESPP, provided that except in certain circumstances any such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2019, with respect to shares of the Company’s common stock that may be issued under its existing equity compensation plans:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders(2):
2011 Equity Incentive Plan(3)	55,299	$31.97	—
2015 Equity Incentive Plan(4)	279,068	$38.16	111,093
2015 Employee Stock Purchase Plan	—	$—	110,164
Equity compensation plans not approved by stockholders:
Inducement awards(4)	32,504	$31.35	17,496

(1)	The weighted average exercise price does not take into account the shares subject to outstanding RSUs which have no exercise price.
(2)	For a description of our equity compensation plans, see above under “Equity Benefit Plans.”

(3)

Effective as of January 29, 2015, no additional awards will be granted under the 2011 plan, and all awards granted under the 2011 plan that are repurchased, forfeited, expire, are cancelled or otherwise not issued will become available for grant under the 2015 plan in accordance with its terms.

(4)

The 2015 plan allows an additional 50,000 shares of common stock to be used exclusively for the grant of awards as a material inducement for individuals to commence employment with us in compliance with Nasdaq Listing Rule 5635(c)(4).

Director Compensation

Our Board adopted a new compensation policy in January 2020 that is applicable to all of our non-employee directors. This compensation policy provides that each non-employee director will receive the following compensation for service on our Board:

•	an annual cash retainer of $35,000;
•	an annual cash retainer of $60,000 for service as chairman of our Board;
•	an additional annual cash retainer of $7,500, $5,000 and $3,750 for service on our audit committee, compensation committee and the nominating and corporate governance committee, respectively;
•

an additional annual cash retainer of $15,000, $10,000 and $7,500 for service as chairman of the audit committee, compensation committee and the nominating and corporate governance committee (in lieu of regular committee member fees), respectively;

•

an automatic annual option grant to purchase 4,500 shares of our common stock or a restricted stock unit award of 2,250 shares of our common stock for each non-employee director serving on the Board on the date of our annual stockholder meeting (including by reason of his or her election at such meeting), in each case vesting 100% as of the earlier of the date of our next annual stockholder meeting and the one-year anniversary of the date of grant; and

•

upon first joining our Board an automatic initial grant of an option to purchase 6,000 shares of our common stock that vests ratably in annual installments over a three-year period following the grant date.

Each of the option grants described above will vest and become exercisable subject to the director’s continuous service with us, provided that each option will vest in full upon a change of control, as defined under our 2015 plan. The options will be granted under our 2015 plan, the terms of which are described in more detail above under “Equity Benefit Plans—2015 Equity Incentive Plan.”

Director Summary Compensation Table

The following table summarizes director compensation for the year ended December 31, 2019:

Director	Fees Earned or Paid in Cash ($)	Stock awards ($)(2)(3)	Total ($)
William R. LaRue	55,000	6,753	61,753
Martin A. Mattingly, Pharm.D.	48,750	6,753	55,503
J. Rainer Twiford, J.D., Ph.D.	40,000	6,753	46,753
Paul Walker	50,000	6,753	56,753
Stephen T. Worland, Ph.D.	46,250	6,753	53,003
Theodore Wang, Ph.D.(1)	17,500	—	17,500

(1)	On April 5, 2019, Dr. Wang informed us that he did not intend to stand for re-election at the June 13, 2019 annual meeting of stockholders.
(2)

Other than Dr. Wang, each listed member of our Board received an option to purchase 1,500 shares of our common stock pursuant to the non-employee directors’ policy in effect on June 13, 2019. Amounts shown in this column reflect the aggregate grant date fair value of the options computed in accordance with FASB ASC Topic 718. For more information on how this amount is calculated, see Note 6 in the Notes to Consolidated Financial Statements contained within Item 8 of our 2019 Annual Report for the year ended December 31, 2019.

(3)

As of December 31, 2019, the aggregate number of stock options held by Mr. LaRue, Dr. Mattingly, Dr. Twiford, Mr. Walker, Dr. Worland, and Dr. Wang were 7,660, 8,499, 6,000, 6,000, 8,499 and 0, respectively.

Ms. Pelletier joined our Board in March 2020 and will be compensated in accordance with the non-employee director compensation policy discussed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of February 14, 2020 based on information available to us and filings with the SEC by (a) each person known to us to own more than 5% of the outstanding shares of our common stock, (b) each of our directors, (c) each of our named executive officers, and (d) all of our directors and named executive officers as a group. Each stockholder’s percentage ownership is based on 5,397,938 shares of our common stock being outstanding as of February 14, 2020.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% or greater stockholders:

Puissance Capital Management(1)	536,224	9.15%
950 3rd Ave. 25th Floor
New York, NY 10022

New Enterprise Associates 14, L.P.(2)	417,514	7.63%
1954 Greenspring Drive, Suite 600
Timonium, MD 21093

Linden Capital L.P.(3)	567,748	9.99%
Victoria Place, 31 Victoria St
Hamilton D0 HM10, Bermuda

Directors and Named Executive Officers:

Charles P. Theuer, M.D., Ph.D.(4)	112,176	2.04%
Mark C. Wiggins(5)	23,083	*
Scott B. Brown(6)	8,789	*
William R. LaRue(7)	7,499	*
Martin A. Mattingly, Pharm.D.(8)	7,749	*
J. Rainer Twiford, J.D., Ph.D.(9)	22,389	*
Paul Walker(10)	5,250	*
Stephen T. Worland, Ph.D.(11)	7,749	*
Saundra Pelletier	—	*
All executive officers and directors as a group (9 persons)(12)	194,684	3.51%

*	Represents beneficial ownership of less than 1%.
(1)

Represents 76,048 shares of common stock owned by Puissance Cross-Border IV, LLC and Puissance Cross-Border V LLC (in the aggregate) and 460,176 shares of common stock issuable upon exercise of warrants.  The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 19.99% of the outstanding common stock after exercise. Puissance Cross-Border Opportunities V, Puissance Cross-Border Opportunities IV, Puissance GP, Puissance Capital Management GP, and Theodore Wang, share voting and dispositive power with respect to the shares held by Puissance Capital Management. Theodore Wang, the managing member of Puissance and a member of our Board through June 2019, disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(2)

Represents 346,718 outstanding shares of common stock beneficially owned by New Enterprise Associates 14, L.P., or NEA, and 70,796 shares of common stock issuable upon exercise of warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 19.99% of the outstanding common stock after exercise. The shares and warrants directly held by NEA are indirectly held by NEA Partners 14, L.P., the sole general partner of NEA; NEA 14 GP, LTD, the sole general partner of NEA Partners 14, L.P.; and each of the individual directors of NEA 14 GP, LTD. The directors of NEA 14 GP, LTD are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Anthony A. Florence, Jr., Patrick J. Kerins, Krishna “Kittu” Kolluri, David M. Mott, Scott D. Sandell, Peter Sonsini, Ravi Viswanathan and Harry R. Weller. NEA, NEA Partners 14, L.P., NEA 14 GP, LTD and the directors of NEA 14 GP, LTD share voting and dispositive power with respect to the shares held by NEA. Paul Walker, a partner at New Enterprise Associates, has no voting or dispositive power with regard to any of the above referenced shares and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their pecuniary interest therein.

(3)

Represents 284,248 outstanding shares of common stock held by Linden Capital L.P. and 283,500 shares of common stock issuable upon exercise of warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 9.99% of the outstanding common stock after exercise. The shares and warrants directly held by Linden Capital L.P. are indirectly held by Linden Advisors LP, the investment manager of Linden Capital L.P., Linden GP LLC, the general partner of Linden Capital L.P., and Siu Min (Joe) Wong (Mr. Wong), the principle owner and controlling person of Linden Advisors and Linden GP LLC. Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the shares held by Linden Capital L.P.

(4)	Includes 95,399 shares of common stock subject to options exercisable as of April 7, 2020.
(5)	Includes 18,083 shares of common stock subject to options exercisable as of April 7, 2020.
(6)	Includes 7,361 shares of common stock subject to options exercisable as of April 7, 2020.
(7)	Includes 6,160 shares of common stock subject to options exercisable as of April 7, 2020.
(8)	Includes 6,999 shares of common stock subject to options exercisable as of April 7, 2020.
(9)

Includes 1,057 shares of common stock beneficially owned by Brookline Investment Fund, LLC, 4,938 shares of common stock beneficially owned by CSA Biotechnology Fund I, LLC and 9,346 shares of common stock beneficially owned by CSA Biotechnology Fund II, LLC. J. Rainer Twiford, J.D., Ph.D., one of our directors, has voting and dispositive control over these shares. Dr. Twiford disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 1,796 shares of outstanding common stock held by MCT Investments, LLC. Dr. Twiford’s spouse, Marsha C. Twiford, has voting and investment power with respect to the shares held by MCT Investments, LLC. Also includes 4,500 shares of common stock subject to options exercisable as of April 7, 2020.

(10)	Includes 4,500 shares of common stock subject to options exercisable as of April 7, 2020. Paul Walker is a partner of New Enterprise Associates.
(11)	Includes 6,999 shares of common stock subject to options exercisable as of April 7, 2020.
(12)

Consists of the shares of outstanding common stock and shares of common stock subject to options exercisable as of April 7, 2020, if any, referred to in footnotes (4), (5), (6), (7), (8), (9), (10), and (11).

TRANSACTIONS WITH RELATED PARTIES

The following includes a summary of transactions since January 1, 2018 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”

2018 PIPE Transaction

In March and April 2018, we entered into a private placement with certain purchasers to sell approximately 1.2 million shares of our common stock at a price of $27.00 per share, along with approximately 0.2 million pre-funded warrants to purchase common stock at a price of $26.90 per warrant with an exercise price of $0.10 per share, and approximately 1.4 million warrants to purchase common stock at a price of $1.25 per warrant with an exercise price of $27.00 per share. The transaction resulted in gross proceeds to us of $38.7 million and the final closing occurred on April 4, 2018. Each warrant provides that the holder may not exercise the warrant if the exercise would result in the holder beneficially owning more than either 9.99% or 19.99% of our outstanding common stock. The following table sets forth the number of shares of common stock purchased by holders of more than 5% of our common stock or entities affiliated with them (including those holders who became a greater than 5% holder as a result of the transaction):

Name(1)	Shares of Common Stock	Warrants	Aggregate Purchase Price ($)
Puissance Capital Management(2)	460,176	460,176	12,999,995
New Enterprise Associates 14, L.P.(3)	70,796	70,796	1,999,998
683 Capital Management	123,893	123,893	3,500,000
Linden Capital L.P.(4)	284,248	637,355	12,999,998
Aspire Capital Fund, LLC	106,194	106,194	2,999,997
Laurence W. Lytton	70,796	70,796	1,999,998

(1)	Additional detail regarding these stockholders and their equity holdings is provided under “Security Ownership of Certain Beneficial Owners and Management.”
(2)	Theodore Wang, Ph.D., one of the members of our Board through June 13, 2019, is the Chief Investment Officer and Chief Executive Officer of Puissance Capital Management.

(3)	Paul Walker, one of the members of our Board, is a partner of New Enterprise Associates 14, L.P.
(4)	Warrants are comprised of 176,554 pre-funded warrants to purchase common stock and 460,801 warrants to purchase common stock.

In connection with the private placement, we engaged Angel Pond Capital LLC as a placement agent and paid Angel Pond a placement agent fee in the amount of $1.9 million. Angel Pond is affiliated through common control with Puissance which, as a result of the private placement, holds more than 5% of our common stock. Following the completion of the private placement, Theodore T. Wang, Ph.D., the sole member of Angel Pond, was appointed to our Board and served on our Board through June 13, 2019.

Policies and Procedures for Transactions with Related Persons

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director or a holder of more than 5% of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our Board) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our audit committee or other independent body of our Board takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

Indemnification of Officers and Directors

We have entered into, and intend to continue to enter into, separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the services and related fees of the independent registered public accounting firm. The Audit Committee consists of three members, each of whom meets the independence and qualification standards for audit committee membership set forth in the listing standards provided by Nasdaq.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee appointed Ernst & Young LLP to audit the Company’s financial statements for the 2019 fiscal year.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The Audit Committee reviewed and discussed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 16, as adopted by the PCAOB in Rule 3200T, as currently in effect. In addition, our Audit Committee has discussed with Ernst & Young LLP, its independence from management and the Company, has received from Ernst & Young LLP the written disclosures and the letter required by PCAOB 3526 (Independence Discussions with Audit Committees), and has considered the compatibility of non-audit services with the auditors’ independence.

We have met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. Ernst & Young LLP, as the Company’s independent registered public accounting firm, also periodically updates the Audit Committee about new accounting developments and their potential impact on the Company’s reporting. Our meetings with Ernst & Young LLP were held with and without management present. Members of the Audit Committee are not employed by the Company, nor does the committee provide any expert assurance or professional certification regarding the Company’s financial statements. We rely, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report for the year ended December 31, 2019. We and the Company’s Board of Directors also have recommended, subject to stockholder approval, the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2020.

This report for 2019 is provided by the undersigned members of the Audit Committee of the Board.

Respectfully Submitted,

William R. LaRue (Chairperson)

Paul Walker

Stephen T. Worland

The preceding “Report of the Audit Committee” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the stockholders will be asked to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Neither the Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.  However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

The following table presents fees for services rendered by Ernst & Young LLP, our independent registered public accounting firm, for 2019 and 2018 in the following categories:

	Years ended December 31,
	2019	2018
Audit Fees (1)	$355,067	$343,053
Audit-Related Fees (2)	—	23,000
Tax Fees (3)	27,634	55,699
	$382,701	$421,752

(1)

Audit fees consist of fees billed for professional services by Ernst & Young LLP for audit and quarterly review of our financial statements, review of our registration statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees billed for professional services by Ernst & Young LLP for assurance and related services related to the audit of the financial statements.
(3)	Tax fees consist of fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Ernst & Young LLP during the years ended December 31, 2019 and 2018 were pre-approved by our Audit Committee.

The proposal to ratify the selection of Ernst & Young LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes against this proposal. Broker non-votes with respect to this proposal will not be considered as present and entitled to vote on the proposal, which will therefore reduce the number of affirmative votes needed to approve this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

PROPOSAL 3 — APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK

On March 12, 2020, our Board unanimously approved, subject to stockholder approval, an amendment to our certificate of incorporation to increase our authorized shares of common stock from 20,000,000 to 70,000,000 and to make a corresponding change to the number of authorized shares of capital stock. The form of the proposed Certificate of Amendment effecting the amendment is attached to this proxy statement as Annex A.

We currently have a total of 30,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 20,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our Board is asking our stockholders to approve an amendment that will increase the number of authorized shares of common stock from 20,000,000 to 70,000,000, and increase the number of authorized shares of all classes of stock from 30,000,000 to 80,000,000. The number of shares of authorized preferred stock would remain unchanged.

The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as diluting earnings per share, voting power and common shareholdings of stockholders. It could also have the effect of making it more difficult for a third party to acquire control of our company.

Our Board has determined that it would be in our best interests to increase the number of authorized shares of common stock in order to provide our company with the flexibility to pursue all finance and corporate opportunities involving our common stock, which may include private or public offerings of our equity securities, without the need to obtain additional stockholder approvals. There are currently no formal proposals or agreements that would require an increase in our authorized shares of common stock. Each additional authorized share of common stock would have the same rights and privileges as each share of currently authorized common stock.

As of March 31, 2020, 5,497,938 shares of common stock, $0.001 par value, were outstanding, leaving 14,502,062 shares of common stock available for issuance. As of March 31, 2020, we had reserved, pursuant to various equity award plans, 769,113 shares of common stock, of which 608,379 were reserved for options and restricted stock units granted and outstanding and 160,734 were available for future grants and purchases pursuant to various equity award plans. Additionally, as of March 31, 2020, we had warrants outstanding to purchase 1,561,903 shares of common stock. We have no shares of preferred stock outstanding.

From our inception, we have financed our operations primarily through the sale of equity securities and debt financings. Until we can generate sufficient product revenues, if ever, we expect to finance our cash needs in whole or in part through equity offerings. If the authorization of an increase in the available common stock is postponed until the foregoing specific needs arise, the delay and expense incident to obtaining approval of the stockholders at that time could impair our ability to meet our objectives.

If this proposal is not approved by our stockholders, our financing alternatives will likely be limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed by this limitation. In addition, our future success depends upon our ability to attract, retain and motivate highly-skilled scientific, commercial and managerial employees, and if this proposal is not approved by our stockholders, the lack of sufficient unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals. In short, if our stockholders do not approve this proposal, we may not be able to access the capital markets, complete corporate collaborations, partnerships or other strategic transactions, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success.

At present, our Board has no immediate plans, arrangements or understandings to issue the additional shares of common stock. However, it desires to have the shares available to provide additional flexibility to use our common stock for business and financial purposes in the future as well to have sufficient shares available to provide appropriate equity incentives for our employees. The shares will be available for issuance by our Board for proper corporate purposes, including but not limited to, acquisitions, financings and equity compensation plans. Our management believes the increase in authorized share capital is in the best interests of our company and our stockholders and recommends that the stockholders approve the increase in authorized share capital.

The proposal to approve the amendment to our certificate of incorporation to increase our authorized shares of common stock from 20,000,000 to 70,000,000 requires the affirmative vote of a majority of outstanding shares of stock entitled to vote as of the record date. Abstentions and broker non-votes, if any, will have the same effect as a vote “against” this proposal.

If the amendment is approved by the requisite vote of the stockholders, we will file a certificate of amendment to our certificate of incorporation with the Delaware Secretary of State as soon as reasonably practicable after the Annual Meeting. The amendment shall become effective upon filing with the Delaware Secretary of State.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL

OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE

OUR AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 70,000,000.

ADDITIONAL INFORMATION

Stockholders Sharing the Same Address

For stockholders who hold their shares through a bank, broker or other holder of record (a “Street-Name Stockholder”) and share a single address, if applicable, only one Notice or, if requested, a 2019 Annual Report and Proxy Statement, is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding”, is intended to reduce the Company’s printing and postage costs. However, any such Street-Name Stockholder residing at the same address who wishes to receive a separate copy of the Notice or, if requested, this Proxy Statement or accompanying 2019 Annual Report, may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 550-0780 or by mail at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122 and the Company will promptly deliver the requested documents or Notice. The voting instruction sent to a Street-Name Stockholder should provide information on how to request (1) householding of future Company materials, or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

Communications with Directors

Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending send a written communication to the Board or such director c/o TRACON Pharmaceuticals, Inc., 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122, Attn: Corporate Secretary.  Each communication must set forth:

•	the name and address of the Company stockholder on whose behalf the communication is sent; and
•	the number of Company shares that are owned beneficially by such stockholder as of the date of the communication.

Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or such director.  Examples of inappropriate communications include advertisements, solicitations or hostile communications.  Communications determined by the Company’s Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

Stockholder Proposals for the Annual Meeting Occurring in 2021

Stockholders interested in submitting a proposal for inclusion in our proxy materials for our 2021 Annual Meeting of Stockholders must do so by sending such proposal to our Corporate Secretary at our principal executive offices at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122, Attention: Corporate Secretary. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2021 Annual Meeting of Stockholders is                  ; provided, however, that, in the event that the Company holds the annual meeting of stockholders to be held in 2021 more than 30 days before or after the one-year anniversary date of our 2020 Annual Meeting, the Company will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act, as well as the applicable requirements of our Bylaws discussed below. Any stockholder proposal received after                  (or any Company-directed amended date as provided above) will be considered untimely, and will not be included in our proxy materials. Stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

Advance Notice for Proposals for Business to be Discussed at the 2021 Annual Meeting

The Company’s Bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a director of the Board. The Company’s Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a director must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the 120th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., February 10, 2021), nor later than the close of business on the 90th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., March 12, 2021). However, the Bylaws also provide that, in the event that the date of the annual meeting is changed by more than 30 days from the previous year’s annual meeting as specified in the Company’s notice of meeting, this advance notice must be given not earlier than the 120th day, nor later than the close of business on the later of the 90th day, prior to the date of such annual meeting, or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

A copy of our Bylaws may be obtained by written request to the Corporate Secretary at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122.

Annual Report

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is available without charge upon written request to: Corporate Secretary, TRACON Pharmaceuticals, Inc., 4350 La Jolla Village Drive, Suite 800, San Diego, CA 92122.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business the Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Dr. Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer

San Diego, California

                 , 2020

ANNEX A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TRACON Pharmaceuticals, Inc.

TRACON Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:

FIRST: The original name of the Company was Lexington Pharmaceuticals, Inc. The date on which the Company’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is October 28, 2004.

SECOND: The Board of Directors of the Company (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”), adopted resolutions approving and deeming advisable an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”), as follows:

Paragraph A of Article IV of the Restated Certificate is hereby amended and restated to read in its entirety as follows:

“A.    The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares which the Company is authorized to issue is 80,000,000 shares. 70,000,000 shares shall be Common Stock, each having a par value of $0.001. 10,000,000 shares shall be Preferred Stock, each having a par value of $0.001.”

THIRD:  The foregoing amendment was submitted to the stockholders of the Company for their approval at a meeting of stockholders which was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.  Accordingly, said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FOURTH: This Certificate of Amendment shall become effective on [__________], 2020 at [___] p.m. Eastern Time.

IN WITNESS WHEREOF, TRACON Pharmaceuticals, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on [__________], 2020.

TRACON Pharmaceuticals, Inc.

By:	________________________
Charles Theuer, M.D., Ph.D.
President and Chief Executive Officer

TRACON PHARMACEUTICALS, INC. 4350 LA JOLLA VILLAGE DRIVE SUITE 800 SAN DIEGO, CA 92122

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D00960-P38252	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

TRACON PHARMACEUTICALS, INC.
The Board of Directors recommends you vote FOR the following Class II directors to hold office until the 2023 Annual Meeting of Stockholders:

1.	Election of Directors

	Nominees:	For	Withhold

	1A. Martin A. Mattingly, Pharm.D.	☐	☐

	1B. J. Rainer Twiford, J.D., Ph.D.	☐	☐

The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.			☐	☐	☐

3.	To approve an amendment to our certificate of incorporation to increase our authorized shares of common stock from 20,000,000 to 70,000,000.			☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D00961-P38252

TRACON PHARMACEUTICALS, INC.

Annual Meeting of Stockholders

June 10, 2020 8:00 AM, PDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Charles P. Theuer, M.D., Ph.D. and Mark C. Wiggins, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TRACON PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, PDT on June 10, 2020 at the Company's headquarters,4350 La Jolla Village Drive, Suite 800, San Diego, California 92122, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side